EXHIBIT 99.1

CERTIFICATION

The undersigned officers of the registrant certify that the quarterly report on Form 10-Q for the quarterly period ending March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)) and that information contained in this report fairly presents, in all material respects, the financial condition and results of operation of the registrant.

Date:	May 14, 2003	/Philip S. Tabbiner/
Philip S. Tabbiner
President and Chief Executive Officer

Date:	May 14, 2003	/William L. Ginna, Jr./
William L. Ginna, Jr.
Executive Vice President and Chief Financial Officer

Date:	May 14, 2003	/Frederick D. Sancilio/
Frederick D. Sancilio
Executive Chairman